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                                                                    Exhibit 23.0


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Octel Communications Corporation


         We consent to incorporation by reference in the registration statements Nos. 33-22121, 33-33568 and 33-38888 on Form S-3 and Nos. 33-26343, 33-49046 and
33-56510 on Form S-8 of Octel Communications Corporation and subsidiaries of our report dated July 25, 1995, relating to the consolidated balance sheets of Octel Communications Corporation and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended June 30, 1995, and the related schedule, which report appears in the Octel Communications Corporation Annual Report on Form 10-K for fiscal year 1995.


                                                       /s/ KPMG PEAT MARWICK LLP

Palo Alto, California
September 28, 1995